Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	Jon C. Biro
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Alexandra Tramont
FD
(212) 850-5600
FOR IMMEDIATE RELEASE
CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2008 FINANCIAL RESULTS
— Fourth Quarter Revenues up 9% to $288 Million vs. $264 Million in Prior Year —
— Record Fiscal 2008 Revenue and Diluted EPS —
HOUSTON, TEXAS — May 7, 2008 — Consolidated Graphics, Inc. (NYSE: CGX) today announced financial results for its fourth quarter and year-ended March 31, 2008.
Revenue for the March quarter was $287.5 million, up 9% compared to $263.9 million for the same period a year ago. Net income for the March quarter was $13.1 million, or $1.15 diluted earnings per share, compared to $6.9 million, or $.50 diluted earnings per share, for the same period a year ago. Net income for the March 2007 quarter included the impact of an after-tax, non-cash impairment of $7.8 million, or $.56 diluted earnings per share. Excluding this impairment, net income for the March 2007 quarter was $14.8 million, or $1.06 diluted earnings per share. Included in operating income during the March 2008 quarter was a foreign currency transaction net loss of $.8 million, primarily due to certain transactions of our Canadian subsidiary denominated in U.S. dollars.
For the year ended March 31, 2008, revenue was a record $1.1 billion, up 9% compared to $1.0 billion a year ago. Net income in 2008 was $59.3 million, compared to $50.7 million a year ago, resulting in record diluted earnings per share of $4.63, versus $3.65 in the prior year. Excluding the impairment charge mentioned above, net income in fiscal 2007 was $58.6 million, or $4.21 diluted earnings per share. Included in the operating income in fiscal 2008 was a foreign currency transaction net gain of $3.1 million.
Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics, commented, “We are very proud to report record revenue and diluted earnings per share for the year. Acquisitions as well as continued growth in Strategic Sales allowed us to post solid annual revenue growth of 9%. For the year, Strategic Sales, consisting of National and CGXSolutions sales, grew 28% to $196.1 million. In March, we acquired PBM Graphics, Inc. located in Durham, North Carolina, our largest acquisition to date. PBM is a top-notch commercial printer who is the largest producer of Pokémon cards in the world. Our acquisition pipeline remains sizable today.”
- MORE -

CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2008 RESULTS	PAGE -2
Mr. Davis concluded, “Looking ahead to the June quarter, we expect quarterly revenue of between $300 and $310 million and diluted earnings per share of between $1.10 and $1.20. For the June quarter we expect our effective tax rate to be approximately 38%.”
During the March quarter, the Company continued the recent trend of investing in digital presses and complementary technology. During 2008, capital expenditures were $82.4 million, with digital press investments representing 26% of the total.
Consolidated Graphics, Inc. will host a conference call today, May 7, 2008, at 11:00 a.m. Eastern Time, to discuss its fourth quarter and year-ended March 31, 2008 results. The conference call will be simultaneously broadcast live over the Internet. Listeners may access the live Web cast at the Company’s homepage, www.cgx.com.
Consolidated Graphics (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing facilities strategically located across 27 states and Canada, CGX offers an unmatched geographic footprint with extensive capabilities supported by an unparalleled level of convenience, efficiency and service. With locations in or near virtually every major U.S. market, as well as Toronto, CGX offers highly responsive service and convenient access to a vast capabilities network through a single point of contact at the local level.
CGX has the largest and most technologically advanced sheetfed printing capability in North America, a sizeable and strategically important web printing capability, industry-leading digital printing services, a rapidly growing number of fulfillment centers and proprietary Internet-based technology solutions. CGX offers the unique ability to respond to all printing-related needs no matter how large, small, specialized or complex. For more information, visit the CGX Web site at www.cgx.com.
This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations expressed or implied by these forward-looking statements. Consolidated Graphics’ expectations regarding future sales and profitability assume, among other things, stability in the economy and reasonable growth in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, satisfactory labor relations, as well as other factors detailed in Consolidated Graphics’ filings with the Securities and Exchange Commission. The forward-looking statements, assumptions and factors stated or referred to in this press release are based on information available to Consolidated Graphics today. Consolidated Graphics expressly disclaims any duty to provide updates to these forward-looking statements, assumptions and other factors after the day of this release to reflect the occurrence of events or circumstances or changes in expectations.
(Tables to follow)

CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2008 RESULTS	PAGE -3
CONSOLIDATED GRAPHICS, INC.
Consolidated Income Statements
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2008	2007	2008	2007

Sales	$287,538	$263,914	$1,095,388	$1,006,186
Cost of Sales	214,390	193,543	812,401	736,996

Gross Profit	73,148	70,371	282,987	269,190
Selling Expenses	27,438	27,262	106,952	101,649
General and Administrative Expenses	19,919	18,293	78,804	69,223
Other (Income) Expense, net	845	—	(3,064)	—
Goodwill Impairment	—	11,533	—	11,533

Operating Income	24,946	13,283	100,295	86,785
Interest Expense, net	4,047	1,958	12,020	6,702

Income before Taxes	20,899	11,325	88,275	80,083
Income Taxes	7,780	4,379	28,951	29,342

Net Income	$13,119	$6,946	$59,324	$50,741

Earnings Per Share
Basic	$1.18	$.51	$4.76	$3.74
Diluted	$1.15	$.50	$4.63	$3.65

Weighted Average Shares Outstanding
Basic	11,119	13,574	12,463	13,580
Diluted	11,400	13,990	12,822	13,905

Effective Income Tax Rate	37%	39%	33%	37%

Gross Margin	25.4%	26.7%	25.8%	26.8%
Operating Margin	8.7%	5.0%	9.2%	8.6%

CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2008 RESULTS	PAGE -4
CONSOLIDATED GRAPHICS, INC.
Consolidated Balance Sheets
(In thousands, except per share amounts)

	March 31,	March 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$15,131	$12,043
Accounts receivable, net	209,000	185,722
Inventories	61,511	46,951
Prepaid expenses	7,127	7,532
Deferred income taxes	9,353	8,479

Total current assets	302,122	260,727
PROPERTY AND EQUIPMENT, net	421,347	354,156
GOODWILL AND OTHER INTANGIBLE ASSETS, net	141,381	101,768
OTHER ASSETS	7,813	7,318

	$872,663	$723,969

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$23,252	$12,421
Accounts payable	56,948	58,519
Accrued liabilities	83,488	89,496
Income taxes payable	184	138

Total current liabilities	163,872	160,574
LONG-TERM DEBT, net of current portion	362,448	142,144
OTHER LIABILITIES	13,655	—
DEFERRED INCOME TAXES	52,895	55,715
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; 100,000,000 shares authorized; 11,079,011 and 13,693,698 issued and outstanding	111	137
Additional paid-in capital	153,204	185,098
Retained earnings	127,376	180,113
Accumulated other comprehensive income	(898)	188

Total shareholders’ equity	279,793	365,536

	$872,663	$723,969

Total Debt	$385,700	$154,565
Debt-to-total Capitalization	58%	30%